Exhibit 10.1

RESOLUTION OF THE SHAREHOLDERS

OF

GILAX CORPORATION

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held at 6955 N. Durango Drive, Las Vegas, Nevada.

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

MARIA TZETZANGARI IBARRA JUNQUERA, Director, CEO

GARTH JENSON, Director, CFO

RICARDO LEON VERA, Director

The Above three qualified people have been nominated, and have accepted their position as DIRECTORS of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: October 25th, 2013

/s/ Giovanni Lupino

Giovanni Lupino, Director, Seidenschnur Verwaltungs AG.,

on behalf of the Majority Shareholders